UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017 (May 26, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 1.01

Entry into a Material Definitive Agreement

As previously reported, on December 23, 2015, the Company completed the only closing of an offering (the “Debenture Offering”) with six accredited investors of up to $3,000,000 of our Senior Debentures (the “Debentures”) and warrants to purchase up to 61,544 shares of our Common Stock, in proportion pro rata to each subscriber’s subscription amount relative to the total Debenture Offering amount, with 50% of the warrants exercisable at a price per share of $6.50 and the other 50% of the warrants exercisable at price per share of $9.75 (the “Debenture Warrants”). On March 24, 2017, the Company and five of the six holders of the Debentures, representing an aggregate principal balance of $2,000,000, entered into a First Amendment to Senior Debenture, thereby amending the Debentures to provide that some or all of the principal balance, and accrued but unpaid interest thereon, is convertible into shares of Common Stock at the holders’ election, beginning on September 24, 2017.

On May 26, 2017, we entered into a Debenture Refinance and Purchase Agreement (the “Debenture Refinance Agreement”) with Mstead Ltd (“Mstead”), all original holders of the Debentures, and Cliffordale Capital, LLC (“Cliffordale”), individually and as one of the holders of the Debentures, in order to refinance all of the Debentures (the “Debenture Refinance”). Pursuant to the Debenture Refinance Agreement, in all cases upon closing, Mstead will prepay five of the Debentures having an aggregate principal balance of $2,000,000 and the Company will pay all outstanding interest to the holders thereof, and in exchange, Mstead will receive from the Company (i) a Convertible Senior Debenture having a principal balance of $2,000,000, maturing on December 31, 2018 and bearing interest at eleven percent (11%) per annum (the “Mstead Debenture”), convertible into shares of Common Stock on or after the six-month anniversary of the issuance date at a conversion price that is the lesser of (a) 80% of the price of the combined Shares and Warrants in this Offering, less the closing price of the Warrants on the first day that our securities are listed on The NASDAQ Capital Market, and (b) 80% of the volume weighted average price (VWAP), calculated using the five (5) trading days immediately following the first day that our securities are listed on The NASDAQ Capital Market (the “Refinance Price Formula”); and (ii) a five-year warrant to purchase up to 150,000 shares of Common Stock at an exercise price using the Refinance Price Formula (the “Mstead Warrant”).

Also pursuant to the Debenture Refinance Agreement, Cliffordale’s Debenture will be terminated, and in exchange Cliffordale will receive (i) a Convertible Senior Debenture having a principal balance of $1,000,000 and otherwise containing the Refinance Price Formula and having same terms as the Mstead Debenture (the “Cliffordale Debenture” and together with the Mstead Debenture, the “Convertible Debentures”), and (2) a five-year warrant to purchase up to 75,000 shares of Common Stock at an exercise price using the Refinance Price Formula (the “Cliffordale Warrant” and together with the Mstead Warrant, the “Debenture Refinance Warrants”).

The Debenture Refinance Agreement further provides that Mstead and Cliffordale will have the right (i) to participate, on a pro rata basis, in any future equity, convertible or equity linked financings up to an aggregate maximum of thirty-three percent of any such financing until such time that either no longer holds our securities, and (ii) to have the shares of Common Stock underlying the Convertible Debentures and Debenture Refinance Warrants registered within six months from the date of purchase, unless such shares are freely tradable at such time pursuant to the provisions of Rule 144. In addition, Mstead will have the right to designate a member of our Board, provided that such right of designation shall terminate if Mstead’s beneficial ownership in the Company, on a fully-diluted basis, falls below five percent.

The Convertible Debentures will be secured by a pledge agreement between the Company and each of Mstead and Cliffordale, whereby we will pledge as collateral up to 49% of our shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that our obligations under the Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of our subsidiaries and project-level operating entities.

All payments, issuances of securities and other obligations contemplated above in connection with the Debenture Refinance Agreement will be made at a closing, to occur within two (2) business days of the conditions set forth in the Debenture Refinance Agreement, including, but not limited to, completion of the Company’s listing of its common stock on The NASDAQ Capital Market and receipt by the Company of at least USD $12 million in capital, pursuant to the Company’s public offering of its common stock and warrants to purchase shares of common stock, as fully contemplated in the Company’s Registration Statement on Form S-1, as amended, filed with the SEC under Registration No. 333-215110 (the “Public Offering”).

Pursuant to the Debenture Refinance Agreement (a) Maxim Group LLC will receive a placement agent fee equal to five percent (5%) of the gross amounts refinanced; (b) Mstead will receive a five percent (5%) cash commitment fee and a five percent (5%) cash structuring fee, both based on the gross amounts refinanced; and (c) Cliffordale will receive a ten thousand dollar ($10,000) cash extension fee. The foregoing fees become payable upon closing of the Debenture Refinance, and in the case of Mstead will be payable as an offset against any purchase by Mstead in the Public Offering.

The foregoing descriptions of the Debenture Refinance Agreement, Convertible Debentures, Debenture Refinance Warrants and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Debenture Refinance Agreement, form Convertible Debentures, form of Debenture Refinance Warrants and form of Pledge Agreement filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Company is providing this report in accordance with Rule 135c under the Securities Act, and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02

Unregistered Sales of Equity Securities

The information pertaining to the sales of the securities pursuant to the SPA in Item 1.01 is incorporated herein by reference in its entirety.

The Company has sold the Securities in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The subscribers in the Debenture Refinance had access to information about the Company and their investments, took the Securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Securities. Upon issuance, the resale of the Securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1	Debenture Refinance and Purchase Agreement, dated May 26, 2017.

10.2	Form of Convertible Debentures.

10.3	Form of Debenture Refinance Warrants.

10.4	Form of Pledge Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: May 26, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer